EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX CORPORATION REPORTS

Q1 2007 FINANCIAL RESULTS

REDWOOD CITY, Calif., May 10, 2007 – Ampex Corporation (Nasdaq:AMPX) today reported net income of $2.5 million ($0.64 per diluted share) on revenues of $12.4 million in the first quarter of 2007 compared to a net loss of $1.9 million ($0.49 loss per diluted share) on revenues of $8.1 million in the first quarter of 2006.

Key factors affecting each quarter’s financial results included:

•

Licensing revenue totaled $4.7 million in the first quarter of 2007 compared to $2.6 million in the first quarter of 2006. Licensing revenue from running royalties recognized on current period shipments by our licensees totaled $2.8 million in the first quarter of 2007 compared to $2.6 million in the first quarter of 2006. In the first quarter of 2007, a camcorder manufacturer made a lump sum prepayment of license obligations covering future periods totaling $1.9 million, which was recognized in licensing revenue. There were no such prepayments in 2006.

•

Litigation costs incurred in connection with the Kodak lawsuit declined significantly as expected to $0.3 million ($0.07 per diluted share) in the first three months of 2007 from $3.5 million ($0.91 per diluted share) in the first three months of 2006. On November 21, 2006, the District Court granted final judgment in favor of Kodak. We have appealed this decision to the Court of Appeals for the Federal Circuit. We have been advised that oral argument could occur later in 2007 and a final decision should be expected early next year.

•

The Recorders segment earned operating income of $1.4 million ($0.37 per diluted share) in the first quarter of 2007 compared to $0.6 million ($0.17 per diluted share) in the comparable period in 2006. Total Recorders segment product and service revenues increased to $7.7 million in the first quarter of 2007 from $5.5 million in the first quarter of 2006, primarily due to increased sales of our solid state and disk-based instrumentation recorders. Backlog of orders totaled $4.1 million at March 31, 2007.

•

In 2006, the Company received nonrecurring reimbursements of $1.5 million (shown as a reduction of 2006 selling and administrative expenses) and $0.8 million (shown in 2006 as other income), from non operating investment activities. There were no reimbursements or other income realized in 2007.

As a result of the foregoing, operating income (loss) for the Company’s business segments and unallocated corporate expenses were as follows:

	For the three months ended March 31,
	2007	2006
	(in millions)
Licensing segment	$3.9	$(1.5)
Recorders segment	1.4	0.6
Unallocated corporate	(1.9)	(1.0)

Operating income (loss)	$3.4	$(1.9)

We continue to evaluate possible infringement of our other digital imaging patents that may be used or useful in digital still cameras, camera equipped cellular phones and other consumer imaging products. As previously announced, we intend to explore additional ways, including possible arrangements with independent patent research and evaluation companies and other third parties, to monetize our intellectual property.

As previously announced, the Company will host a conference call on Thursday, May 10, 2007 at 4:30 p.m. eastern time to discuss its first quarter 2007 financial results. To access the call, please call Genesys Conferencing at (866) 244-4576 by 4:20 p.m. and press 1081021 to enter the call. Parties interested in asking questions of management are requested to give the moderator their name and telephone contact information.

A replay of the conference call will be available on the Ampex website www.ampex.com, Investor Relations, “First Quarter 2007 Earnings Call”, for approximately one week shortly after the call has been concluded.

Ampex Corporation, www.ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of l995 (collectively, “forward-looking statements”). Forward-looking statements relate to various aspects of the Company’s operations and strategies, including but not limited to the effects of having recently and in the past experienced losses and the risk that the Company may incur losses in the future; the Company’s limited liquidity and significant indebtedness and interest expense, and the possible need to seek to refinance or renegotiate its outstanding indebtedness; its sales and royalty revenues declining in future periods, and the risk that the Company will not conclude additional royalty-bearing license agreements covering its digital technologies; the risk that the Company’s efforts to further commercialize its intellectual property portfolio will not be successful; delays that might be experienced in the receipt of anticipated royalties from license agreements presently in effect; the Company’s marketing, product development, acquisition, investment, licensing and other strategies not being successful; possible future issuances of debt or equity securities; the possible incurrence of significant patent litigation expenses or adverse legal determinations finding the Company’s patents not be valid or not to have been infringed; new business development and industry trends; the possible need to raise additional capital or restructure its indebtedness in order to meet the Company’s obligations; and the risk that it will not be able to do so; reliance on a former affiliate to make contributions to the Company’s pension plans which are substantially underfunded and most other statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release and/or in the Company’s 2006 Annual Report on Form 10-K filed with the SEC and its Quarterly Report on Form 10-Q for 2007 expected to be filed shortly. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.

AMPEX CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$11,100	$11,719
Accounts receivable (net of allowances of $125 in 2007 and $125 in 2006)	5,685	5,235
Inventories	5,823	6,366
Royalties receivable	245	270
Cash collateral on letter of credit	1,522	1,522
Other current assets	847	510

Total current assets	25,222	25,622
Property, plant and equipment	812	923
Other assets	368	372

Total assets	$26,402	$26,917

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$2,365	$1,704
Accounts payable	1,693	3,315
Net liabilities of discontinued operations	1,149	1,249
Accrued restructuring costs	590	594
Pension and other retirement plans	889	888
Other accrued liabilities	6,654	8,625

Total current liabilities	13,340	16,375
Long-term debt	35,907	34,227
Pension and other retirement plans	75,717	78,035
Other liabilities	819	842
Accrued restructuring costs	291	436
Net liabilities of discontinued operations	1,315	1,405

Total liabilities	127,389	131,320

Commitments and contingencies

Mandatorily redeemable nonconvertible preferred stock, $1,000 liquidation value per share:
Authorized: 69,970 shares
Issued and outstanding - none	—	—
Mandatorily redeemable preferred stock, $2,000 liquidation value per share:
Authorized: 21,859 shares
Issued and outstanding - none	—	—
Convertible preferred stock, $2,000 liquidation value per share:
Authorized: 10,000 shares
Issued and outstanding - none	—	—
Stockholders’ deficit:
Preferred stock, $1.00 par value:
Authorized: 898,171 shares
Issued and outstanding - none	—	—
Common stock, $0.01 par value:
Class A:
Authorized: 175,000,000 shares in 2007 and in 2006
Issued and outstanding - 3,874,348 shares in 2007; 3,820,473 in 2006	39	38
Class C:
Authorized: 50,000,000 shares
Issued and outstanding - none	—	—
Other additional capital	455,370	455,237
Accumulated deficit	(457,278)	(459,751)
Accumulated other comprehensive loss	(99,118)	(99,927)

Total stockholders’ deficit	(100,987)	(104,403)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$26,402	$26,917

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended March 31,
	2007	2006
Licensing revenue	$4,693	$2,590
Product revenue	5,882	3,422
Service revenue	1,822	2,097

Total revenue	12,397	8,109

Intellectual property costs	791	4,073
Cost of product revenue	2,910	1,822
Cost of service revenue	516	596
Research, development and engineering	1,140	1,092
Selling and administrative	3,685	2,423

Total costs and operating expenses	9,042	10,006

Operating income (loss)	3,355	(1,897)
Media pension costs	46	185
Interest expense	926	625
Amortization of debt financing costs	1	1
Interest income	(105)	(99)
Other (income) expense, net	8	(772)

Income (loss) before income taxes	2,479	(1,837)
Provision for income taxes	6	23

Net income (loss)	2,473	(1,860)
Other comprehensive income (loss), net of tax:
Minimum pension adjustment	782	982
Foreign currency translation adjustments	27	(2)

Comprehensive income (loss)	$3,282	$(880)

Basic income (loss) per share	$0.64	$(0.49)

Weighted average number of basic common shares outstanding	3,836,154	3,806,519

Diluted income (loss) per share	$0.64	$(0.49)

Weighted average number of diluted common shares outstanding	3,850,468	3,806,519